Exhibit 99.1

FOR IMMEDIATE RELEASE

October 27, 2025

CONTACT:	Darren Lehrich
Vice President-Investor Relations
610-382-3310
Darren.Lehrich@uhsinc.com

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES FINANCIAL RESULTS FOR THE THREE AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2025, INCREASES 2025 FULL YEAR OPERATING RESULTS FORECAST AND ANNOUNCES $1.5 BILLION INCREASE TO STOCK REPURCHASE PROGRAM AUTHORIZATION

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended September 30, 2025 and 2024:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $373.0 million, or $5.86 per diluted share, during the third quarter of 2025, as compared to $258.7 million, or $3.80 per diluted share, during the third quarter of 2024. Net revenues increased by 13.4% to $4.495 billion during the third quarter of 2025, as compared to $3.963 billion during the third quarter of 2024.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the third quarter of 2025 was $362.3 million, or $5.69 per diluted share, as compared to $252.5 million, or $3.71 per diluted share, during the third quarter of 2024.

Included in our reported and adjusted net income attributable to UHS during the third quarter of 2025 were the following items which were not included in our 2025 operating results forecast, as previously disclosed on July 28, 2025: (i) $90 million of pre-tax reimbursements (net of related provider taxes), covering the period of October 1, 2024 through September 30, 2025, in connection with a recently approved Medicaid state directed payment program in Washington, D.C., and; (ii) a $35 million pre-tax charge incurred to increase our reserves for self-insured professional and general liabilities resulting from unfavorable claims’ trends.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2025 were: (i) an unrealized after-tax gain of $10.0 million, or $.16 per diluted share ($13.1 million pre-tax), resulting from an increase in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $0.6 million, or $.01 per diluted share, resulting from the net tax benefit recorded in connection with “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2024 were: (i) an unrealized after-tax gain of $2.3 million, or $.03 per diluted share ($3.0 million pre-tax), resulting from an increase in the market value of certain equity securities, and; (ii) a favorable after-tax impact of $3.9 million, or $.06 per diluted share, resulting from the tax benefit recorded in connection ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $684.2 million during the third quarter of 2025, as compared to $528.6 million during the third quarter of 2024. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $670.6 million during the third quarter of 2025, as compared to $526.5 million during the third quarter of 2024.

Consolidated Results of Operations, As Reported and As Adjusted – Nine-month periods ended September 30, 2025 and 2024:

Reported net income attributable to UHS was $1.043 billion, or $16.07 per diluted share, during the first nine months of 2025, as compared to $809.7 million, or $11.88 per diluted share, during the comparable period of 2024. Net revenues increased by 9.9% to $12.879 billion during the first nine months of 2025, as compared to $11.714 billion during the comparable period of 2024.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the first nine months of 2025 was $1.030 billion, or $15.87 per diluted share, as compared to $798.2 million, or $11.71 per diluted share, during the comparable period of 2024.

As reflected on the Supplemental Schedule, included in our reported results during the first nine months of 2025 were: (i) an unrealized after-tax gain of $11.3 million, or $.17 per diluted share ($14.7 million pre-tax), resulting from an increase in the market value of certain equity securities, and; (ii) a favorable net after-tax impact of $1.9 million, or $.03 per diluted share, resulting from the net tax benefit recorded in connection with ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the first nine months of 2024 were: (i) an unrealized after-tax loss of $4.0 million, or $.06 per diluted share ($5.3 million pre-tax), resulting from a decrease in the market value of certain equity securities, and; (ii) a favorable after-tax impact of $15.5 million, or $.23 per diluted share, resulting from the tax benefit recorded in connection with ASU 2016-09.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.939 billion during the first nine months of 2025, as compared to $1.628 billion during the comparable period of 2024. Our Adjusted EBITDA net of NCI, was $1.912 billion during the first nine months of 2025, as compared to $1.631 billion during the comparable period of 2024.

Acute Care Services – Three and nine-month periods ended September 30, 2025 and 2024:

During the third quarter of 2025, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 2.0% while adjusted patient days increased by 0.4%, as compared to the third quarter of 2024. At these facilities, during the third quarter of 2025, net revenue per adjusted admission increased by 9.8% while net revenue per adjusted patient day increased by 11.5%, as compared to the third quarter of 2024. Net revenues generated from our acute care services, on a same facility basis, increased by 12.8% during the third quarter of 2025, as compared to the third quarter of 2024.

During the nine-month period ended September 30, 2025, at our acute care hospitals on a same facility basis, adjusted admissions increased by 2.1% while adjusted patient days increased by 0.6%, as compared to the comparable period of 2024. At these facilities, during the first nine months of 2025, net revenue per adjusted admission increased by 5.4% while net revenue per adjusted patient day increased by 7.0%, as compared to the comparable period of 2024. Net revenues generated from our acute care services, on a same facility basis, increased by 9.1% during the first nine months of 2025, as compared to the comparable period of 2024.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2025 and 2024:

During the third quarter of 2025, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.5% while adjusted patient days increased by 1.3%, as compared to the third quarter of 2024. At these facilities, during the third quarter of 2025, net revenue per adjusted admission increased by 8.8% and net revenue per adjusted patient day increased by 7.9%, as compared to the third quarter of 2024. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 9.3% during the third quarter of 2025, as compared to the third quarter of 2024.

During the first nine months of 2025, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased by 0.2% while adjusted patient days increased by 0.7%, as compared to the comparable period of 2024. At these facilities, during the first nine months of 2025, net revenue per adjusted admission increased by 8.2% and net revenue per adjusted patient day increased by 7.2%, as compared to the comparable period of 2024. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.9% during the first nine months of 2025, as compared to the comparable period of 2024.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the nine-month period ended September 30, 2025, our net cash provided by operating activities was $1.290 billion as compared to $1.409 billion during the first nine months of 2024. The $119 million net decrease in our net cash provided by operating activities consisted of: (i) a favorable change of $257 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense and gains/losses on sales of assets and businesses, offset by; (ii) an unfavorable change of $306 million in accounts receivable (which includes the above-mentioned $90 million of net reimbursements recorded during the third quarter of 2025, which we expect will be received during the fourth quarter of 2025, in connection with a recently approved Medicaid state directed payment program in Washington, D.C.); (iii) an unfavorable change of $41 million in payments made in settlement of self-insurance claims, net of commercial insurance reimbursements, and; (iv) an unfavorable change of $28 million in accrued and deferred income taxes.

Liquidity:

As of September 30, 2025, we had $965 million of aggregate available borrowing capacity pursuant to our $1.3 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Increased Authorization to Stock Repurchase Program:

On October 27, 2025, our Board of Directors authorized a $1.5 billion increase to our stock repurchase program. Pursuant to this program, which including today’s increased authorization has a current aggregate available repurchase authorization of $1.759 billion, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

Pursuant to this program, during the third quarter of 2025, we have repurchased 1.315 million shares at an aggregate cost of approximately $234.3 million (average price of approximately $178 per share). During the first nine months of 2025, we have repurchased 3.190 million shares at an aggregate cost of approximately $565.8 million (average price of approximately $177 per share).

Revised 2025 Operating Results Forecast:

Based upon the operating trends and financial results experienced during the first nine months of 2025, as well as the recent approval of a new Medicaid supplemental payment program in Washington, D.C., as indicated on the Revised Forecast table below, we are increasing our operating results forecast range for consolidated net revenues, adjusted earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA, net of NCI”), and adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) for the year ended December 31, 2025.

The tables below include our revised full year 2025 operating results forecast, as well as our previously revised 2025 operating results forecast which was disclosed on July 28, 2025.

	Revised Forecast		Previous Forecast
	For the Year Ended		For the Year Ended
	December 31, 2025		December 31, 2025
	Low	High	Low	High
Net revenues	$17.306 billion	$17.445 billion	$17.096 billion	$17.312 billion
Adjusted EBITDA, net of NCI	$2.569 billion	$2.619 billion	$2.458 billion	$2.543 billion
Adjusted EPS – diluted	$21.50 per share	$22.10 per share	$20.00 per share	$21.00 per share
•
The midpoint of our revised 2025 forecasted net revenues represents an increase of 1.0% over the midpoint our previous range of 2025 forecasted net revenues.

•
The midpoint of our revised 2025 forecasted Adjusted EBITDA, net of NCI, represents an increase of 3.9% over the midpoint of our previous range of 2025 forecasted Adjusted EBITDA, net of NCI.
•
The midpoint of our revised 2025 forecasted Adjusted EPS-diluted represents an increase of 6.4% over the midpoint of our previous range of 2025 forecasted Adjusted EPS-diluted.

Because we do not believe we can forecast certain items with sufficient accuracy, our 2025 revised forecasted range of Adjusted EBITDA, net of NCI, net income attributable to UHS, and Adjusted EPS-diluted, exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures. Adjusted EBITDA net of NCI, is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of our operating performance. Please see the Supplemental Non-GAAP Disclosures - 2025 Revised Operating Results Forecast schedule as included herein for additional information and a reconciliation of our 2025 revised forecasted range of adjusted net income attributable to UHS to our 2025 revised forecasted range of Adjusted EBITDA net of NCI.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 28, 2025. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. (the “Company”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2024 were $15.8 billion. UHS ranked #271 on the Fortune 500; and #355 on Forbes’list of America’s Largest Public Companies. In 2025, UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 99,300 employees and, through its subsidiaries, operates 29 inpatient acute care hospitals, 345 inpatient behavioral health facilities, 156 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. We have changed the method of our outpatient behavioral health care facility counts during the third quarter of 2025 and substantially all of the increase from prior periods relates to that change in convention.

A wholly-owned subsidiary of UHS acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended June 30, 2025 and in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2024), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs could materially affect program payments which could materially impact our results of operations. In addition, we receive substantial reimbursement from multiple states in connection with various supplemental Medicaid payment programs. Failure to renew these programs beyond their scheduled termination dates, failure of the public hospitals to provide the necessary Inter-Governmental Transfers for the states’ share of the Medicaid disproportionate share hospital programs, and the failure of our hospitals that currently receive supplemental Medicaid revenues to qualify for future funds under these programs could cause our actual results of operations for the year ended December 31, 2025 to differ materially from our 2025 revised operating results forecast.
•
Legislation adopted on July 4, 2025, attaches work and community service requirements to eligibility for Medicaid benefits that will have the effect of limiting Medicaid enrollment and expenditures. That legislation also places limits on provider fees used to increase federal Medicaid funding to states and eliminates certain exchange premium tax credits beyond 2025. As these provisions become effective over the next several years, they may be expected to reduce our revenues and likely increase the level of uncompensated care provided by our facilities.
•
Potential unfavorable effects that the shutdown of the federal government, and/or the impact of any related negotiated agreements to end the shutdown, may have on our future results of operations and financial condition.
•
The increase in interest rates during the past few years has increased our interest expense significantly thereby reducing our free cash flow. As such, although interest rates have moderated more recently, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations and our ability to access the capital markets on favorable terms.
•
Changes in laws or policies governing the terms of foreign trade, and in particular, increased trade restrictions, tariffs or taxes on imports from where our products or materials are made (either directly or through our suppliers) could have an impact on our competitive position, business operations and financial results.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the matters related to Cumberland Hospital for Children and Adolescents, located in New Kent, Virginia, as previously disclosed in various filings including, most recently, our Form 10-Q for the quarterly period ended June 30, 2025, and the verdict in Washoe County, Nevada, against certain subsidiaries of ours, as previously disclosed on Form 8-K as filed on September 29, 2025. Although we can make no assurances regarding the ultimate outcome of these matters, or what damages will ultimately be awarded, the final resolution of these matters could have a material adverse effect on the Company.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, net of the impact of executive compensation limitations pursuant to IRC section 162(m), and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended June 30, 2025 and our Report on Form 10-K for the year ended December 31, 2024. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2025	2024	2025	2024
Net revenues	$4,495,245	$3,963,027	$12,878,781	$11,714,213

Operating charges:
Salaries, wages and benefits	2,071,898	1,912,308	6,037,953	5,611,304
Other operating expenses	1,294,721	1,090,197	3,563,039	3,165,483
Supplies expense	414,583	390,250	1,236,249	1,181,886
Depreciation and amortization	155,060	149,567	455,409	438,050
Lease and rental expense	37,295	36,540	109,348	108,165
	3,973,557	3,578,862	11,401,998	10,504,888

Income from operations	521,688	384,165	1,476,783	1,209,325
Interest expense, net	38,431	44,660	113,851	146,385
Other (income) expense, net	(13,629)	(2,028)	(27,767)	3,315
Income before income taxes	496,886	341,533	1,390,699	1,059,625
Provision for income taxes	117,781	75,623	327,354	233,563
Net income	379,105	265,910	1,063,345	826,062
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	6,148	7,196	20,490	16,362
Net income attributable to UHS	$372,957	$258,714	$1,042,855	$809,700

Basic earnings per share attributable to UHS (a)	$5.92	$3.89	$16.27	$12.11

Diluted earnings per share attributable to UHS (a)	$5.86	$3.80	$16.07	$11.88

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2025	2024	2025	2024
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$372,957	$258,714	$1,042,855	$809,700
Less: Net income attributable to unvested restricted share grants	0	0	0	(50)
Net income attributable to UHS - basic and diluted	$372,957	$258,714	$1,042,855	$809,650

Weighted average number of common shares - basic	62,974	66,537	64,100	66,873

Basic earnings per share attributable to UHS:	$5.92	$3.89	$16.27	$12.11

Weighted average number of common shares	62,974	66,537	64,100	66,873
Add: Other share equivalents	689	1,571	797	1,297
Weighted average number of common shares and equiv. - diluted	63,663	68,108	64,897	68,170

Diluted earnings per share attributable to UHS:	$5.86	$3.80	$16.07	$11.88

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended September 30, 2025 and 2024
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2025	revenues	September 30, 2024	revenues
Net income attributable to UHS	$372,957		$258,714
Depreciation and amortization	155,060		149,567
Interest expense, net	38,431		44,660
Provision for income taxes	117,781		75,623
EBITDA net of NCI	$684,229	15.2%	$528,564	13.3%
Other (income) expense, net	(13,629)		(2,028)
Adjusted EBITDA net of NCI	$670,600	14.9%	$526,536	13.3%

Net revenues	$4,495,245		$3,963,027

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2025		September 30, 2024
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$372,957	$5.86	$258,714	$3.80
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	(10,043)	(0.16)	(2,275)	(0.03)
Impact of ASU 2016-09, net	(623)	(0.01)	(3,928)	(0.06)
Subtotal adjustments	(10,666)	(0.17)	(6,203)	(0.09)
Adjusted net income attributable to UHS	$362,291	$5.69	$252,511	$3.71

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Nine Months ended September 30, 2025 and 2024
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2025	revenues	September 30, 2024	revenues
Net income attributable to UHS	$1,042,855		$809,700
Depreciation and amortization	455,409		438,050
Interest expense, net	113,851		146,385
Provision for income taxes	327,354		233,563
EBITDA net of NCI	$1,939,469	15.1%	$1,627,698	13.9%
Other (income) expense, net	(27,767)		3,315
Adjusted EBITDA net of NCI	$1,911,702	14.8%	$1,631,013	13.9%

Net revenues	$12,878,781		$11,714,213

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2025		September 30, 2024
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$1,042,855	$16.07	$809,700	$11.88
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	$(11,292)	(0.17)	4,038	0.06
Impact of ASU 2016-09, net	(1,880)	(0.03)	(15,540)	(0.23)
Subtotal adjustments	(13,172)	(0.20)	(11,502)	(0.17)
Adjusted net income attributable to UHS	$1,029,683	$15.87	$798,198	$11.71

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$112,895	$125,983
Accounts receivable, net	2,585,335	2,177,751
Supplies	226,655	220,940
Other current assets	333,077	291,614
Total current assets	3,257,962	2,816,288

Property and equipment	13,449,399	12,643,283
Less: accumulated depreciation	(6,476,366)	(6,071,058)
	6,973,033	6,572,225
Other assets:
Goodwill	3,989,370	3,932,879
Deferred income taxes	145,319	118,449
Right of use assets-operating leases	382,430	418,719
Deferred charges	9,363	9,404
Other	586,447	601,785
Total Assets	$15,343,924	$14,469,749

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$740,186	$40,059
Accounts payable and other liabilities	2,332,418	2,081,479
Operating lease liabilities	73,334	74,649
Federal and state taxes	13,252	14,219
Total current liabilities	3,159,190	2,210,406

Other noncurrent liabilities	589,854	655,806
Operating lease liabilities noncurrent	346,467	376,239
Long-term debt	3,950,934	4,464,482

Redeemable noncontrolling interest	66,982	13,293

UHS common stockholders' equity	7,169,693	6,666,207
Noncontrolling interest	60,804	83,316
Total equity	7,230,497	6,749,523

Total Liabilities and Stockholders' Equity	$15,343,924	$14,469,749

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income	$1,063,345	$826,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	455,409	438,050
Loss (gain) on sales of assets and businesses	2,833	(5,124)
Stock-based compensation expense	70,586	72,727
Costs related to extinguishment of debt	0	3,158
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(294,210)	11,703
Accrued interest	7,052	(1,762)
Accrued and deferred income taxes	(39,287)	(10,949)
Other working capital accounts	20,415	1,329
Other assets and deferred charges	(29,629)	(5,621)
Other, net	19,114	25,732
Accrued insurance expense, net of commercial premiums paid	177,054	175,104
Payments made in settlement of self-insurance claims, net of commercial insurance reimbursements	(162,978)	(121,745)
Net cash provided by operating activities	1,289,704	1,408,664
Cash Flows from Investing Activities:
Property and equipment additions	(733,932)	(697,865)
Proceeds received from sales of assets and businesses	2,980	30,219
Acquisition of businesses and property	(47,772)	0
Outflows from foreign exchange contracts that hedge our net U.K. investment	(49,351)	(35,667)
Costs incurred for purchase and development of enterprise resource planning application	(18,676)	0
Decrease in capital reserves of commercial insurance subsidiary	100	197
Net cash used in investing activities	(846,651)	(703,116)
Cash Flows from Financing Activities:
Repayments of long-term debt	(27,791)	(2,471,515)
Additional borrowings	208,986	2,210,248
Financing costs	(382)	(9,992)
Repurchase of common shares	(615,941)	(420,588)
Dividends paid	(38,902)	(40,302)
Issuance of common stock	12,119	10,864
Profit distributions to noncontrolling interests	(10,409)	(5,791)
Purchase (sale) of ownership interests by (from) minority members	18,728	8,959
Net cash used in financing activities	(453,592)	(718,117)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,390	2,696
Increase in cash, cash equivalents and restricted cash	(8,149)	(9,873)
Cash, cash equivalents and restricted cash, beginning of period	224,752	214,470
Cash, cash equivalents and restricted cash, end of period	$216,603	$204,597
Supplemental Disclosures of Cash Flow Information:
Interest paid	$103,050	$144,378
Income taxes paid, net of refunds	$355,968	$236,975
Noncash purchases of property and equipment	$146,650	$87,333

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Nine Months Ended
			9/30/2025	9/30/2025
Acute Care Services (1)
Revenues			12.8%	9.1%
Adjusted Admissions			2.0%	2.1%
Adjusted Patient Days			0.4%	0.6%
Revenue Per Adjusted Admission			9.8%	5.4%
Revenue Per Adjusted Patient Day			11.5%	7.0%

Behavioral Health Care Services (1)
Revenues			9.3%	7.9%
Adjusted Admissions			0.5%	-0.2%
Adjusted Patient Days			1.3%	0.7%
Revenue Per Adjusted Admission			8.8%	8.2%
Revenue Per Adjusted Patient Day			7.9%	7.2%

UHS Consolidated	Third quarter ended		Nine Months Ended
	9/30/2025	9/30/2024	9/30/2025	9/30/2024
Revenues	$4,495,245	$3,963,027	$12,878,781	$11,714,213
EBITDA net of NCI	$684,229	$528,564	$1,939,469	$1,627,698
EBITDA Margin net of NCI	15.2%	13.3%	15.1%	13.9%
Adjusted EBITDA net of NCI	$670,600	$526,536	$1,911,702	$1,631,013
Adjusted EBITDA Margin net of NCI	14.9%	13.3%	14.8%	13.9%

Cash Flow From Operations	$380,678	$332,977	$1,289,704	$1,408,664
Capital Expenditures	$228,892	$247,932	$733,932	$697,865
Days Sales Outstanding			55	52

Debt			$4,691,120	$4,656,411
UHS' Shareholders Equity			$7,169,693	$6,605,696
Debt / Total Capitalization			39.6%	41.3%
Debt / EBITDA net of NCI (2)			1.83	2.21
Debt / Adjusted EBITDA net of NCI (2)			1.86	2.21
Debt / Cash From Operations (2)			2.41	2.50

(1) Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

(2) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Nine Months ended

September 30, 2025 and 2024

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,433,065	100.0%	$2,156,034	100.0%	$6,949,443	100.0%	$6,369,268	100.0%
Operating charges:
Salaries, wages and benefits	939,607	38.6%	898,260	41.7%	2,739,668	39.4%	2,617,905	41.1%
Other operating expenses	695,141	28.6%	600,217	27.8%	1,971,712	28.4%	1,757,780	27.6%
Supplies expense	344,742	14.2%	333,063	15.4%	1,040,287	15.0%	1,012,094	15.9%
Depreciation and amortization	90,012	3.7%	93,977	4.4%	267,286	3.8%	278,597	4.4%
Lease and rental expense	25,284	1.0%	24,205	1.1%	74,456	1.1%	72,352	1.1%
Subtotal-operating expenses	2,094,786	86.1%	1,949,722	90.4%	6,093,409	87.7%	5,738,728	90.1%
Income from operations	338,279	13.9%	206,312	9.6%	856,034	12.3%	630,540	9.9%
Interest expense, net	319	0.0%	1,077	0.0%	968	0.0%	3,363	0.1%
Other (income) expense, net	(678)	(0.0)%	(590)	(0.0)%	(10,261)	(0.1)%	(1,107)	(0.0)%
Income before income taxes	$338,638	13.9%	$205,825	9.5%	$865,327	12.5%	$628,284	9.9%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,630,065	100.0%	$2,253,819	100.0%	$7,380,328	100.0%	$6,617,586	100.0%
Operating charges:
Salaries, wages and benefits	973,680	37.0%	899,375	39.9%	2,821,509	38.2%	2,620,069	39.6%
Other operating expenses	878,746	33.4%	700,558	31.1%	2,351,206	31.9%	2,011,301	30.4%
Supplies expense	354,697	13.5%	333,036	14.8%	1,064,075	14.4%	1,011,917	15.3%
Depreciation and amortization	97,389	3.7%	94,747	4.2%	288,406	3.9%	279,420	4.2%
Lease and rental expense	25,543	1.0%	24,492	1.1%	75,121	1.0%	72,641	1.1%
Subtotal-operating expenses	2,330,055	88.6%	2,052,208	91.1%	6,600,317	89.4%	5,995,348	90.6%
Income from operations	300,010	11.4%	201,611	8.9%	780,011	10.6%	622,238	9.4%
Interest expense, net	528	0.0%	1,077	0.0%	1,177	0.0%	3,363	0.1%
Other (income) expense, net	(623)	(0.0)%	(527)	(0.0)%	(9,806)	(0.1)%	(354)	(0.0)%
Income before income taxes	$300,105	11.4%	$201,061	8.9%	$788,640	10.7%	$619,229	9.4%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2024 and our Form 10-Q for the quarter ended June 30, 2025.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Nine Months ended

September 30, 2025 and 2024

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,813,502	100.0%	$1,659,264	100.0%	$5,346,883	100.0%	$4,953,381	100.0%
Operating charges:
Salaries, wages and benefits	990,740	54.6%	910,044	54.8%	2,890,753	54.1%	2,669,555	53.9%
Other operating expenses	347,370	19.2%	316,234	19.1%	999,325	18.7%	937,738	18.9%
Supplies expense	59,400	3.3%	57,345	3.5%	172,962	3.2%	170,831	3.4%
Depreciation and amortization	54,493	3.0%	51,855	3.1%	158,824	3.0%	149,635	3.0%
Lease and rental expense	11,494	0.6%	11,526	0.7%	33,316	0.6%	34,383	0.7%
Subtotal-operating expenses	1,463,497	80.7%	1,347,004	81.2%	4,255,180	79.6%	3,962,142	80.0%
Income from operations	350,005	19.3%	312,260	18.8%	1,091,703	20.4%	991,239	20.0%
Interest expense, net	1,246	0.1%	1,041	0.1%	3,425	0.1%	3,076	0.1%
Other (income) expense, net	(236)	(0.0)%	(794)	(0.0)%	(1,898)	(0.0)%	(2,341)	(0.0)%
Income before income taxes	$348,995	19.2%	$312,013	18.8%	$1,090,176	20.4%	$990,504	20.0%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,860,259	100.0%	$1,706,612	100.0%	$5,487,984	100.0%	$5,088,711	100.0%
Operating charges:
Salaries, wages and benefits	995,570	53.5%	914,477	53.6%	2,900,892	52.9%	2,682,167	52.7%
Other operating expenses	390,783	21.0%	353,089	20.7%	1,138,209	20.7%	1,051,937	20.7%
Supplies expense	59,696	3.2%	57,566	3.4%	173,544	3.2%	171,574	3.4%
Depreciation and amortization	55,294	3.0%	52,227	3.1%	159,961	2.9%	150,577	3.0%
Lease and rental expense	11,652	0.6%	11,954	0.7%	33,985	0.6%	35,232	0.7%
Subtotal-operating expenses	1,512,995	81.3%	1,389,313	81.4%	4,406,591	80.3%	4,091,487	80.4%
Income from operations	347,264	18.7%	317,299	18.6%	1,081,393	19.7%	997,224	19.6%
Interest expense, net	1,265	0.1%	1,041	0.1%	3,444	0.1%	3,076	0.1%
Other (income) expense, net	733	0.0%	(861)	(0.1)%	(929)	(0.0)%	(2,408)	(0.0)%
Income before income taxes	$345,266	18.6%	$317,119	18.6%	$1,078,878	19.7%	$996,556	19.6%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2024 and our Form 10-Q for the quarter ended June 30, 2025.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
September 30, 2025 and 2024
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/25	09/30/24	% change	09/30/25	09/30/24	% change

Hospitals owned and leased	29	27	7.4%	345	334	3.3%
Average licensed beds	7,161	6,797	5.4%	24,398	24,306	0.4%
Average available beds	6,989	6,625	5.5%	24,298	24,206	0.4%
Patient days	412,353	401,479	2.7%	1,639,882	1,622,411	1.1%
Average daily census	4,482.1	4,363.9	2.7%	17,824.8	17,634.9	1.1%
Occupancy-licensed beds	62.6%	64.2%	-2.5%	73.1%	72.6%	0.7%
Occupancy-available beds	64.1%	65.9%	-2.6%	73.4%	72.9%	0.7%
Admissions	86,984	83,149	4.6%	120,655	120,003	0.5%
Length of stay	4.7	4.8	-2.1%	13.6	13.5	0.7%

Inpatient revenue	$13,935,095	$12,293,443	13.4%	$3,063,186	$2,819,421	8.6%
Outpatient revenue	9,827,354	8,573,731	14.6%	282,966	267,721	5.7%
Total patient revenue	23,762,449	20,867,174	13.9%	3,346,152	3,087,142	8.4%
Other revenue	315,779	266,833	18.3%	99,370	84,759	17.2%
Gross revenue	24,078,228	21,134,007	13.9%	3,445,522	3,171,901	8.6%
Total deductions	21,448,163	18,880,188	13.6%	1,585,263	1,465,289	8.2%
Net revenue	$2,630,065	$2,253,819	16.7%	$1,860,259	$1,706,612	9.0%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/25	09/30/24	% change	09/30/25	09/30/24	% change

Hospitals owned and leased	27	27	0.0%	334	334	0.0%
Average licensed beds	6,869	6,797	1.1%	24,069	23,965	0.4%
Average available beds	6,697	6,625	1.1%	23,969	23,865	0.4%
Patient days	401,148	401,479	-0.1%	1,623,202	1,603,808	1.2%
Average daily census	4,360.3	4,363.9	-0.1%	17,643.5	17,432.7	1.2%
Occupancy-licensed beds	63.5%	64.2%	-1.1%	73.3%	72.7%	0.8%
Occupancy-available beds	65.1%	65.9%	-1.2%	73.6%	73.0%	0.8%
Admissions	84,368	83,149	1.5%	119,608	118,638	0.8%
Length of stay	4.8	4.8	0.0%	13.6	13.5	0.7%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Nine Months Ended
September 30, 2025 and 2024

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/25	09/30/24	% change	09/30/25	09/30/24	% change

Hospitals owned and leased	29	27	7.4%	345	334	3.3%
Average licensed beds	7,043	6,735	4.6%	24,308	24,335	-0.1%
Average available beds	6,871	6,563	4.7%	24,208	24,235	-0.1%
Patient days	1,243,297	1,212,669	2.5%	4,860,246	4,845,060	0.3%
Average daily census	4,554.2	4,425.8	2.9%	17,803.1	17,682.7	0.7%
Occupancy-licensed beds	64.7%	65.7%	-1.6%	73.2%	72.7%	0.8%
Occupancy-available beds	66.3%	67.4%	-1.7%	73.5%	73.0%	0.8%
Admissions	260,459	249,474	4.4%	357,417	358,845	-0.4%
Length of stay	4.8	4.9	-2.0%	13.6	13.5	0.7%

Inpatient revenue	$42,116,443	$37,549,121	12.2%	$8,925,118	$8,348,744	6.9%
Outpatient revenue	28,793,015	25,554,222	12.7%	852,690	832,489	2.4%
Total patient revenue	70,909,458	63,103,343	12.4%	9,777,808	9,181,233	6.5%
Other revenue	881,904	747,440	18.0%	281,299	247,166	13.8%
Gross revenue	71,791,362	63,850,783	12.4%	10,059,107	9,428,399	6.7%
Total deductions	64,411,034	57,233,197	12.5%	4,571,123	4,339,688	5.3%
Net revenue	$7,380,328	$6,617,586	11.5%	$5,487,984	$5,088,711	7.8%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/25	09/30/24	% change	09/30/25	09/30/24	% change

Hospitals owned and leased	27	27	0.0%	334	334	0.0%
Average licensed beds	6,798	6,735	0.9%	24,099	23,913	0.8%
Average available beds	6,626	6,563	1.0%	23,999	23,813	0.8%
Patient days	1,216,788	1,212,669	0.3%	4,822,845	4,778,313	0.9%
Average daily census	4,457.1	4,425.8	0.7%	17,666.1	17,439.1	1.3%
Occupancy-licensed beds	65.6%	65.7%	-0.2%	73.3%	72.9%	0.5%
Occupancy-available beds	67.3%	67.4%	-0.3%	73.6%	73.2%	0.5%
Admissions	254,141	249,474	1.9%	354,853	354,469	0.1%
Length of stay	4.8	4.9	-2.0%	13.6	13.5	0.7%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2025 Revised Operating Results Forecast
(in thousands, except per share amounts)

	Revised Forecast For The Year Ending December 31, 2025
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$17,306,000		$17,445,000

Net income attributable to UHS (a)	$1,382,259		$1,420,335

Depreciation and amortization	617,346		617,346
Interest expense	151,883		151,883
Other (income) expense, net	(16,389)		(16,389)
Provision for income taxes	434,352		446,316
Adjusted EBITDA net of NCI (b)	$2,569,451	14.8%	$2,619,491	15.0%

Net income attributable to UHS, per diluted share (a)	$21.50		$22.10

Shares used in computing diluted earnings per share	64,282		64,282

(a) Adjusted net income attributable to UHS/per diluted share exclude the following items because we do not believe we can forecast these items with sufficient accuracy. Such items include: the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, and other potential material items including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. Adjusted net income attributable to UHS/per diluted share is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of operating performance.